                                                                    Exhibit 10.1

                            GLOBALOPTIONS GROUP, INC.
                         75 Rockefeller Plaza 27th Floor
                               New York, NY 10019

CONFIDENTIAL

December 19, 2006

Harvey W. Schiller, Chairman & CEO
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, NY 10019

                 Re: Employment Agreement dated January 29, 2004
                and Assignment dated June 2005 (the "Agreement")

Dear Harvey:

         This letter is to amend the Agreement between GlobalOptions Group, Inc.
("Global") and you, effective as of the above date, and to extend the term of the Agreement between you and Global, through January 31, 2010.

         For the purposes of that period of time beginning from the date hereof and continuing through January 31, 2010 or earlier termination of the Agreement,
Sections 1, 2, 3.A, 3.B, 10.B, and Exhibit A of the Agreement are hereby deleted in their entirety and the following new Sections 1, 2, 3.A, 3.B, 3.C, and 10.B;
and Exhibits 1 and A are substituted in lieu thereof:

         1. AMENDED TERM OF EMPLOYMENT. The Company hereby agrees to continue to employ the Employee and the Employee hereby accepts the continued employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending upon January 31, 2010, unless otherwise terminated pursuant to the terms hereof. The term shall automatically extend for an additional one year period on the first day of the final year of the term, or any extension thereof, as the case may be, on the same terms and conditions as set forth herein, unless either the Company or the Employee gives written notice to the other within 60 days before the first day of the final year that the term shall not automatically be extended; provided, however, that the Company and
Employee may amend this Employment Agreement during such 60 day period to provide for such additional or modified terms and conditions as they shall mutually agree in writing.

Harvey W. Schiller, Chairman & CEO
December 19, 2006
Page two of three

         2. SALARY. Effective on the date hereof, the Company shall pay the
Employee a base salary per annum of $375,000, $400,000 & $425,000 starting
January 1 of each year for 2007, 2008 & 2009 ("Base Salary") respectively and executive officer benefits.

         3.A. ANNUAL BONUS. Starting January 1, 2007, the Employee shall be eligible for a performance bonus payable 50% in cash and 50% in vested restricted stock established from the 2007-2009 Annual Incentive Plan, based upon mutually agreed to goals, established by the compensation committee formed by the Board of Directors of GlobalOptions Group, Inc. (the "Compensation
Committee"). The performance bonus and payment for 2007 - 2009 shall be based upon achieving certain goals as set forth in Exhibit 1 to this Amendment.

         3.B. LONG TERM INCENTIVES. The Employee will be awarded a one-time restricted stock grant upon the execution of this Agreement in the amount of eight hundred thousand shares (800,000) subject to performance vesting under the
2007 - 2009 Annual Incentive Plan and subject to the approval of the Long Term
Incentive Plan by the stockholders. The Company will use its reasonable efforts to include all securities issued to the Employee on a registration statement registering the resale of such securities.

         3.C. The Employee, at his option, shall have the ability to exercise in a cashless manner any securities granted to him pursuant to the Company's 2005
Stock Option Plan, 2006 Stock Option Plan, 2006 Long-Term Incentive Plan or any
other employee benefit plan which is approved by stockholders and provides for cashless exercises, for the purpose of exercising the purchase of options and/or withholding taxes for options and/or restricted stock.

         10.B. Not withstanding anything to the contrary in this Agreement, upon a Change of Control of the Company, all stock options and restricted stock shall vest immediately upon such Change in Control and all performance conditions of the Employee for any performance stock options or restricted stock shall be deemed to be met and the term to exercise any stock options will be equal to the term of the stock option originally granted.

Harvey W. Schiller, Chairman & CEO
December 19, 2006
Page three of three

         Exhibit A: Non-Company Activities
                  QuanStar Partners
                  Dirt Motorsports
                  EMMA Entertainment
                  MLB - International Baseball Association
                  Sports/Entertainment
                  Falconhead - Advisor
                  Millenium Technology Value Partners, L.P.
                  Bellatore

         Except as hereby amended, the Agreement and all of its terms and conditions shall remain in full force and effect and are hereby confirmed and ratified. This amendment shall be governed and construed under the laws of the
District of Columbia.

         Please sign below to acknowledge your agreement to and acceptance of this amendment to the Agreement.

                                                   Sincerely,

                                                   /s/ Jeffrey 0. Nyweide
                                                   -----------------------------
                                                   Jeffrey 0. Nyweide
                                                   Chief Financial Officer

Agreed to:

/s/ Harvey W. Schiller
-----------------------------
Harvey W. Schiller

Date: December 19, 2006

CC: Dan Burstein - Chairman, Compensation Committee